EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1/A of our report which is dated May 18, 2010 relating to the consolidated financial statements of H&H Imports, Inc.

We also consent to the reference to our Firm under the caption “Experts” in the Registration Statement.

/s/ Jewett, Schwartz, Wolfe & Assoc CPA’s

Jewett, Schwartz, Wolfe & Associates

Hollywood, Florida

June 28, 2011